RONALD C. PETERSON (Bar No. 54312)
MICHAEL L. CHARLSON (Bar No. 122125)
ALEXANDER G. ARATO (Bar No. 140512)
HELLER, EHRMAN, WHITE & McAULIFFE
601 South Figueroa Street, 40th Floor
Los Angeles, California  90017-5758
Telephone:  (213) 689-0200
Facsimile:  (213) 614-1868

THEODORE ALTMAN, ESQ.
HOWARD S. KOH, ESQ.
LISA A. STANCATI, ESQ.
GORDON ALTMAN BUTOWSKY
 WEITZEN SHALOV & WEIN
114 West 47th Street
New York, New York  10036
Telephone:  (212) 626-0800
Facsimile:  (212) 626-0799

Attorneys for Defendants
RIVERDALE INVESTORS CORP. INC., CARL C. ICAHN and UNICORN ASSOCIATES CORPORATION and Defendant and Counterclaimant HIGH RIVER LIMITED PARTNERSHIP


                  UNITED STATES DISTRICT COURT

             FOR THE CENTRAL DISTRICT OF CALIFORNIA

McNEIL PACIFIC INVESTORS FUND ) Case No. CV-96-5680 SVW (CWx)
1972, LTD., ET AL.,           )
                                   )
               Plaintiffs,         ) DEFENDANTS' ANSWER TO
                                   ) SUPPLEMENTAL AND AMENDED
          v.                       ) COMPLAINT FOR DECLARATORY
                                   ) AND INJUNCTIVE RELIEF
HIGH RIVER LIMITED PARTNERSHIP,    )
ET AL.,                            )
                                   )
               Defendants.         )
___________________________________)
                                   )
AND RELATED COUNTERCLAIMS          )
___________________________________)


          Defendants High River Limited Partnership ("High River"); Riverdale Investors Corp, Inc. ("Riverdale"); Carl C. Icahn ("Icahn"); and Unicorn Associates Corporation ("Unicorn") (the defendants being referred to collectively in this Answer as the "Defendants"), by and through their counsel, answer the Supplemental and Amended Complaint for Declaratory and Injunctive Relief (the "Amended Complaint") as follows:

                          JURISDICTION
                          ------------

          1. Answering the allegations in Paragraph 1 of the Amended Complaint, Defendants admit that this Court has jurisdiction, pursuant to 28 U.S.C. Section 1332 and 15 U.S.C.
Section 78aa, over the purported claims for violation of the federal securities acts that are asserted in the Amended Complaint. Except as expressly admitted, Defendants deny the allegations in Paragraph 1 of the Amended Complaint.

          2. Answering the allegations in Paragraph 2 of the Amended Complaint, Defendants admit that the Amended Complaint purports to seek to enjoin certain tender offers, but denies that plaintiffs are entitled to such relief. Except as expressly admitted, Defendants deny the allegations of Paragraph 2 of the Amended Complaint.

          3. Defendants deny the allegations in Paragraph 3 of the Amended Complaint.

          4. Answering the allegations in Paragraph 4 of the Amended Complaint, Defendants admit that on September 20, 1996 High River commenced tender offers for the plaintiff partnerships. Except as expressly admitted, Defendants deny the allegations of Paragraph 4 of the Amended Complaint.

          5. Defendants deny the allegations of Paragraph 5 of the Amended Complaint and aver that the Internal Revenue Code and applicable IRS regulations speak for themselves.

          6. Answering the allegations in Paragraph 6 of the Amended Complaint, Defendants admit that High River, on August 12, 1996 made a request for a current list of partners of the Original Ten Partnerships. Defendants further admit that these requests were made pursuant to provisions of the California Uniform Limited Partnership Act (the "Old California Act"), in the case of those Original Ten Partnerships organized under that law, and pursuant to the provisions of the Revised California Limited Partnership Act (the "New California Act"), in the case of those Original Ten Partnerships organized under that law. Except as expressly admitted, Defendants deny the allegations in Paragraph 6 of the Amended Complaint. Without limiting the generality of the foregoing, Defendants aver that High River is a limited partner of each of the Original Ten Partnerships, that both the Old California Act and the New California Act include provisions granting partners the unconditional and unwaivable right to a current list of partners and that the plaintiff Partnerships' denial to High River of the current list of partners is unlawful and without justification.

                             PARTIES
                             -------

          7. Defendants admit the allegations in Paragraph 7 of the Amended Complaint.

          8. Answering the allegations in Paragraph 8 of the Amended Complaint, Defendants admit that High River is a Delaware limited partnership. Except as expressly admitted, Defendants deny the allegations of Paragraph 8 of the Amended Complaint.

          9. Answering the allegations in Paragraph 9 of the Amended Complaint, Defendants admit that Riverdale is a Delaware corporation. Except as expressly admitted, Defendants deny the allegations in Paragraph 9 of the Amended Complaint.

          10. Answering the allegations in Paragraph 10 of the Amended Complaint, Defendants admit that Icahn is a natural person. Defendants further admit that Icahn may be deemed to control the other Defendants. Except as expressly admitted, Defendants deny the allegations in Paragraph 10 of the Amended Complaint.

          11. Defendants admit the allegations in Paragraph 11 of the Amended Complaint.

          12. Defendants deny the allegations in Paragraph 12 of the Amended Complaint.

                        (PURPORTED) FACTS
                        -----------------

          13. Answering the allegations in Paragraph 13 of the Amended Complaint, Defendants admit that on August 3, 1995 High River commenced ten tender offers each seeking to acquire up to 45% of the units in each of the Original Ten Partnerships. Except as expressly admitted, Defendants deny the allegations in Paragraph 13 of the Amended Complaint.

          14. Answering the allegations in Paragraph 14 of the Amended Complaint, Defendants admit that High River's 1995 tender offer for units of the Original Ten Partnerships closed on October 6, 1995. Defendants further admit that High River received units in each of the plaintiff Partnerships as a result of High River's 1995 tender offer for units of the Partnerships. Except as expressly admitted, Defendants deny the allegations in Paragraph 14 of the Amended Complaint.

          15. Answering the allegations in Paragraph 15 of the Amended Complaint, Defendants admit that, after High River's 1995 tender offers were commenced, one or more lawsuits was filed alleging, among other things, breach by McNeil Partners of its fiduciary obligations to the plaintiff Partnerships. Except as expressly admitted, Defendants deny the allegations in Paragraph 15 of the Amended Complaint.

          16. Defendants admit the allegations in Paragraph 16 of the Amended Complaint.

          17. Answering the allegations in Paragraph 17 of the Amended Complaint, Defendants admit that on August 5, 1996, Defendants filed with the SEC amendments to the Schedules 13D that relate to High River's ownership of certain of the Original Ten Partnerships; and Defendants aver that the documents speak for themselves. Defendants further admit that Exhibit A to the Amended Complaint is a copy of Amendment 4 to Defendant's Schedule 13D relating to High River's ownership of units of plaintiff McNeil Real Estate Fund XXIV, L.P. Defendants aver that they are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in the final sentence of Paragraph 17, and on that basis deny the allegations contained in that sentence. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 17 of the Amended Complaint.

          18. Answering the allegations in Paragraph 18 of the Amended Complaint, Defendants admit that on August 5, 1996, Defendants filed with the SEC amendments to the Schedules 13D that relate to High River's ownership of certain of the Original Ten Partnerships; and Defendants aver that the documents speak for themselves. Defendants further admit that High River has entered into an agreement (the contents of which have been included in a filing required to be made with the SEC) with counsel for persons who are suing the Original Ten Partnerships; and Defendants aver that the agreement speaks for itself. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 18 of the Amended Complaint.
          19. Answering the allegations in Paragraph 19 of the Amended Complaint, Defendants admit that on August 5, 1996, Defendants filed with the SEC amendments to the Schedules 13D that relate to High River's ownership of certain of the Original Ten Partnerships; and Defendants aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 19 of the Amended Complaint.

          20. Answering the allegations in Paragraph 20 of the Amended Complaint, Defendants admit that High River has entered into an agreement (the contents of which have been included in a filing required to by made with the SEC) with counsel for persons who are suing the Original Ten Partnerships; and Defendants aver that the agreement speaks for itself. Except as expressly admitted or averred Defendants deny the allegations in Paragraph 20 of the Amended Complaint.

          21. Defendants deny the allegations in Paragraph 21 of the Amended Complaint.

          22. Answering the allegations in Paragraph 22 of the Amended Complaint, Defendants admit that the SEC has issued rules concerning the conduct of tender offers; and Defendants aver that those rules speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 22 of the Amended Complaint.

          23. Answering the allegations in Paragraph 23 of the Amended Complaint, Defendants admit that on August 5, 1996, Defendants filed with the SEC amendments to the Schedules 13D that relate to High River's ownership of certain of the Original Ten Partnerships; and Defendants aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 23 of the Amended Complaint.

          24. Defendants deny the allegations in Paragraph 24 of the Amended Complaint.

          25. Answering the allegations in Paragraph 25 of the Amended Complaint, Defendants admit that the SEC has issued certain rules and other documents concerning the conduct of tender offers; and Defendants aver that the rules and other documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 25 of the Amended Complaint.

          26. Answering the allegations in Paragraph 26 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and provided certain materials to Plaintiffs, for mailing to unitholders of the Plaintiffs on September 30, 1996; and aver that the documents speak for themselves. Defendants further admit that the amendments to the Schedule 13Ds were filed on August 5, 1996. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 26 of the Amended Complaint.

          27. Answering the allegations in Paragraph 27 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Defendants further admit that Exhibit B to the Amended Complaint is a copy of Schedule 14D-1 for
McNeil Real Estate Fund XXIV, L.P.   Except as expressly admitted
or averred, Defendants deny the allegations in Paragraph 27 of the Amended Complaint.

          28. Answering the allegations in Paragraph 28 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 28 of the Amended Complaint.

          29. Answering the allegations in Paragraph 29 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 29 of the Amended Complaint.

          30. Answering the allegations in Paragraph 30 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents and 26 U.S.C. Section 708(b)(1)(B) speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 30 of the Amended Complaint.

          31. Answering the allegations in Paragraph 31 of the Amended Complaint, Defendants admit that each of the plaintiff partnerships is governed by a Partnership Agreement and aver that the Partnership Agreements that govern the plaintiff partnerships speak for themselves. Except as expressly admitted or averred, plaintiffs deny the allegations in Paragraph 31 of the Amended Complaint.

          32. Answering the allegations in Paragraph 32 of the Amended Complaint, Defendants admit that in the 1995 tender offers High River (and its affiliate Unicorn) acquired between 5% and 10% of the limited partnership units in nine of the Original Ten Partnerships and that there have been transfers of limited partnership interests. Except as expressly admitted, Defendants deny the allegations in Paragraph 32 of the Amended Complaint.

          33. Answering the allegations in Paragraph 33 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 33 of the Amended Complaint.

          34. Answering the allegations of Paragraph 34 of the Amended Complaint, Defendants admit that High River closed its 1995 tender offers on October 6, 1995. Except as expressly admitted, Defendants deny the allegations in Paragraph 34 of the Amended Complaint.

          35. Answering the allegations in Paragraph 35 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 35 of the Amended Complaint.

          36. Answering the allegations in Paragraph 36 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 36 of the Amended Complaint.

          37. Answering the allegations in Paragraph 37 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 37 of the Amended Complaint.

          38. Defendants deny the allegations in Paragraph 38 of the Amended Complaint.

          39. Answering the allegations in Paragraph 39 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 39 of the Amended Complaint.

          40. Answering the allegations in Paragraph 40 of the Amended Complaint, Defendants admit that on August 12, 1996, High River exercised its unconditional statutory right to obtain a current list of partners of each of the plaintiff partnerships. Defendants further admit that High River requested the partner lists in a letter, a copy of which is appended to the Amended Complaint as Exhibit C; and Defendants aver that the request letter speaks for itself. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 40 of the Amended Complaint.

          41. Answering the allegations in Paragraph 41 of the Amended Complaint, Defendants admit that High River intends to use the partner lists it obtains in connection with its current tender offers or any future tender offers for additional units of one or more of the Original Ten Partnerships, although Defendants aver that High River's motivation in seeking a list of its fellow partners is irrelevant as its statutory right to that list is unconditional. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 41 of the Amended Complaint. Without waiving the generality of the foregoing, Defendants aver that the Partnerships' conceded withholding from High River a current list of its fellow partners is a violation of unconditional mandates of California law and is wrongful and without justification.

               FIRST (PURPORTED) CLAIM FOR RELIEF
               ----------------------------------

      [For (Alleged) Violation of Sections 14(d) and 14(e) of the Exchange Act and the Rules and Regulations Promulgated Thereunder --
       Premature Commencement of Offers Under Rule 14d-2]

          41. Defendants incorporate, as though fully set forth, it responses to paragraphs 1-41 above.

          43. Defendants aver that the assertions in Paragraph 43 of the Amended Complaint purport to state propositions of law that do not require a response from Defendants. To the extent any assertion in Paragraph 43 constitutes a factual allegation, Defendants deny any and all such allegations that may be included in Paragraph 43 of the Amended Complaint.

          44. Defendants aver that the assertions in Paragraph 44 of the Amended Complaints purport to state propositions of law that do not require a response from Defendants. To the extent any assertions in Paragraph 44 constitutes a factual allegation, Defendants deny any and all such allegations that my be included in Paragraph 44 of the Amended Complaint.

          45. Defendants deny the allegations of Paragraph 45 of the Amended Complaint.

          46. Defendants deny the allegations of Paragraph 46 of the Amended Complaint.

          47. Defendants deny the allegations of Paragraph 47 of the Amended Complaint.

          48. Defendants deny the allegations of Paragraph 48 of the Amended Complaint.

               SECOND (PURPORTED) CLAIM FOR RELIEF
               -----------------------------------

   [For (Alleged) Brief of the Partnership Agreements And For
      Participating In, Aiding and Abetting, And Soliciting
             Breaches of The Partnership Agreements]

          49. Defendants incorporate, as though fully set forth, its responses to Paragraphs 1-48.

          50. Answering the allegations in Paragraph 50 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Defendants further aver that the assertions in Paragraph 50 of the Amended Complaint concerning section 708 of the United States Internal Revenue Code purport to state propositions of law that do not require a response from Defendants. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 50 of the Amended Complaint.

          51. Answering the allegations of Paragraph 51 of the Amend Complaint, Defendants aver that the Partnership Agreements speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 51 of the Amended Complaint.

          52. Answering the allegations of Paragraph 52 of the Amended Complaint, Defendants admit that in the event that more than 50% of the units of each Partnership are transferred within a 12-month period section 708 of the Internal Revenue Code may be
triggered.   Defendants aver that this risk was disclosed to the
investing public in certain Schedules 14d-1 which High River filed with the SEC on September 20, 1996 and in High River's tender offer materials that were provided to plaintiffs for distribution to unitholders of the Partnerships. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 52 of the Amended Complaint.

          53. Defendants deny the allegations of Paragraph 53 of the Amended Complaint.

          54. Defendants deny the allegations of Paragraph 54 of the Amended Complaint.

          55. Defendants deny the allegations of Paragraph 55 of the Amended Complaint.

          56. Defendants deny the allegations of Paragraph 56 of the Amended Complaint.

          57. Defendants deny the allegations of Paragraph 57 of the Amended Complaint.

                THIRD (PROPOSED) CLAIM FOR RELIEF
                ---------------------------------

           [For Violation Of Sections 14(d) and 14 (e)
             Of the Exchange Act And The Rules And
              Regulations Promulgated Thereunder --
           False, Misleading and Misleadingly Omissive
           Schedules 14D-1 And Tender Offer Materials]

          58. Defendants incorporate, as though fully set forth, it responses to Paragraphs 1 through 57 above.

          59. Answering the allegations in Paragraph 59 of the Amended Complaint, Defendants admit that High River filed certain Schedules 14D-1 with the SEC on September 20, 1996 and aver that the documents speak for themselves. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 59 of the Amended Complaint.

          60. Defendants deny the allegations of Paragraph 60 of the Amended Complaint.

          61. Defendants deny the allegations of Paragraph 61 of the Amended Complaint.

          62. Defendants deny the allegations of Paragraph 62 of the Amended Complaint.

          63. Defendants deny the allegations of Paragraph 63 of the Amended Complaint.

               FOURTH (PURPORTED) CLAIM FOR RELIEF
               -----------------------------------

            [For (Alleged) Violation Of Section 13(d)
             Of the Exchange Act And The Rules And
               Regulations Promulgated Thereunder]

          64. Defendants incorporate, as though fully set forth, its responses to Paragraphs 1 through 64 above.

          65. Defendants aver that the assertions in Paragraph 65 of the Amended Complaint purport to state propositions of law that do not require a response from Defendants. To the extent any assertion in Paragraph 65 constitutes a factual allegation, Defendants deny any and all such allegations that may be included in Paragraph 65 of the Amended Complaint.

          66. Defendants deny the allegations of Paragraph 66 of the Amended Complaint.

          67. Defendants deny the allegations of Paragraph 67 of the Amended Complaint.

          68. Defendants deny the allegations of Paragraph 68 of the Amended Complaint. Without limiting the generality of the foregoing, Defendants deny that the plaintiff Partnerships are entitled to any remedy or relief of any kind by reason of any act or omission of Defendants, or any of them.
               FIFTH (PURPORTED) CLAIM FOR RELIEF
               ----------------------------------

         [Against High River for a Declaratory Judgment
            That the Partnership (Supposedly) Are Not
               Required to Provide High River with
                  Unitholder Lists to Aid it in
         Pursuing its (Allegedly) Illegal Tender Offers]

          69. Defendants incorporate, as though fully set forth, its responses to Paragraphs 1 through 68 above.

          70. Answering the allegations in Paragraph 70 of the Amended Complaint, Defendants admit this claim is purportedly brought on behalf of the Original Ten Partnerships (except for Fund
V). Except as expressly admitted, Defendants deny the allegations in Paragraph 70 of the Amended Complaint.

          71. Defendants admit the allegations of Paragraph 71 of the Amended Complaint.

          72. Answering the allegations in Paragraph 72 of the Amended Complaint, Defendants admit that High River intends to use the partner lists it obtains in connection with its current tender offers or any future tender offer for additional units of one or more of the plaintiff

Partnerships, although Defendants aver that High River's motivation in seeking a list of its fellow partners is irrelevant as its statutory right to that list is unconditional. Except as expressly admitted or averred, Defendants deny the allegations in Paragraph 72 of the Amended Complaint. Without limiting the generality of the foregoing, Defendants aver that the Partnerships' conceded withholding from High River of a current list of its fellow partners is in violation of unconditional mandates of California law and is wrongful and without justification.

          73. Defendants deny the allegations of Paragraph 73 of the Amended Complaint.

                      AFFIRMATIVE DEFENSES
                      --------------------

          74. By alleging matters set forth below under the heading "Affirmative Defenses", Defendants do not thereby allege or admit that Defendants have the burden of proof with respect to any of these matters. As and for separate affirmative defenses, Defendants aver as follows:

                    FIRST AFFIRMATIVE DEFENSE
                    -------------------------

          75. Defendants aver that the Amended Complaint, and each and every purported claim for relief therein, fails to state a claim upon which relief may be granted.

                   SECOND AFFIRMATIVE DEFENSE
                   --------------------------

          76. Defendants aver that this Court lacks subject matter jurisdiction over the Second and Fifth Claims for Relief purportedly set forth in the Amended Complaint.

                    THIRD AFFIRMATIVE DEFENSE
                    -------------------------

          77. Defendants aver that the plaintiff Partnerships are not entitled to the declaration that they seek in their purported Fifth Claim for Relief because the statutory right of a limited partner of a California limited partnership to obtain a current list of its fellow partners is unconditional; and the plaintiff Partnerships have alleged that High River is a limited partner of each of the Partnerships.

                   FOURTH AFFIRMATIVE DEFENSE
                   --------------------------

          78. Defendants aver that, even if there were deficiencies in the disclosure documents they have filed with the SEC in connection with Defendants' ownership of units of the Partnerships (which there are not), the remedies that the plaintiff Partnerships seek, including without limitation divestiture by High River of its ownership interest in the Partnerships, are not authorized remedies for the purported statutory and regulatory violations that plaintiffs allege.

          WHEREFORE, Defendants respectfully pray that the Court:

          A. Deny the plaintiff Partnerships the declaratory and injunctive relief that the Partnerships seek by their Complaint;

          B. Grant Defendants their costs of suit, including reasonable attorneys' and expert witness fees; and

          C. Grant Defendants such additional and further relief as the Court may deem just and proper.

Dated:    October __, 1996
                              HELLER, EHRMAN, WHITE & McAULIFFE


                              By_______________________________
                                   Ronald C. Peterson

                                   and

                              GORDON ALTMAN BUTOWSKY
                               WEITZEN SHALOV & WEIN



                              By:___________________________
                                   Theodore Altman
                                   Howard S. Koh
                                   Lisa A. Stancati
                              Attorneys for Defendants
                              HIGH RIVER LIMITED PARTNERSHIP;
                              RIVERDALE INVESTORS CORP., INC.;
                              CARL C. ICAHN; and UNICORN
                              ASSOCIATES CORPORATION